THE PEP BOYS - MANNY, MOE & JACK

EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE OF THE PLAN 1

2. DEFINITIONS 1

3. ADMINISTRATION OF THE PLAN 4

4. STOCK SUBJECT TO PLAN 4

5. OFFERING PERIODS 5

6. ELIGIBILITY 5

7. PAYROLL DEDUCTIONS 6

8. PURCHASE RIGHTS 7

9. ACCRUAL LIMITATIONS 10

10. EFFECTIVE DATE AND TERM OF THE PLAN 11

11. AMENDMENT AND TERMINATION 12

12. GENERAL PROVISIONS 12

    PURPOSE OF THE PLAN

    This Plan is intended to promote the interests of the Company, by providing Eligible Employees with the opportunity to acquire a proprietary interest in the Company through participation in an employee stock purchase plan designed to qualify under Code section 423. The Plan is not intended and shall not be construed as constituting an "employee benefit plan" within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. Capitalized terms herein shall have the meanings assigned to such terms in Article 2.

    DEFINITIONS
      "1933 Act" shall mean the Securities Act of 1933, as amended.
      "Board" shall mean the Company's Board of Directors.
      "Change of Control" shall be deemed to have occurred if:
    individuals who, on the date hereof, constitute the Board of Directors (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be an Incumbent Director.
    any "Person" (as such term is defined in section 3(a)(9) of the Exchange Act and as used in sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board of Directors (the "Voting Securities"); provided, however, that the event described in this subsection (ii) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (A) by the Company or any subsidiary of the Company in which the Company owns more than 50% of the combined voting power of such entity (a "Subsidiary"), (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding the Company's Voting Securities pursuant to an offering of such Voting Securities, or (D) pursuant to a Non-qualifying Transaction (as defined in subsection (iii));
    a merger, consolidation, statutory share exchange or similar form of corporate transaction is consummated involving the Company or any of its Subsidiaries that requires the approval of the Company's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Company's Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Company's Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Company's Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board of Directors' approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or
    a sale of all or substantially all of the Company's assets is consummated.

Notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company's Voting Securities as a result of the acquisition of the Company's Voting Securities by the Company which reduces the number of the Company's Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change of Control of the Company shall then occur.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.
      "Common Stock" shall mean the common stock of the Company.
      "Company" shall mean The Pep Boys - Manny, Moe & Jack.
      "Company Affiliate" shall mean any parent or subsidiary corporation of the Company (as determined in accordance with Code section 424), whether now existing or subsequently established.
      "Cash Compensation" shall mean (i) the regular base salary paid to a Participant by one or more Participating Employers during the Participant's period of participation in one or more Offering Periods under the Plan plus (ii) any overtime payments, bonuses, commissions, profit-sharing distributions and other cash incentive-type payments received during such period. Such Cash Compensation shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code section 401(k) salary deferral plan, any Code section 125 cafeteria benefit program or any Code section 132(f)(4) transportation fringe benefit program now or hereafter established by the Company or any Company Affiliate. However, Cash Compensation shall not include any contributions made by the Company or any Company Affiliate on the Participant's behalf to any employee benefit or welfare plan now or hereafter established (other than Code section 401(k), Code section 125, or Code section 132(f)(4) contributions deducted from such Cash Compensation).
      "Effective Date" shall mean July 1, 2011.
      "Eligible Employee" shall mean any person who is employed by a Participating Employer: (i) on a basis under which he or she receives earnings that are considered wages under Code section 3401(a) and (ii) who has completed at least ninety (90) days of service with the Participating Employer (including any periods of service with any predecessor business unit acquired by the Participating Employer (whether by asset purchase, stock purchase, merger or otherwise)).
      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
      "Fair Market Value" per share of Common Stock on any relevant date shall be the closing price per share of Common Stock at the close of regular trading house (i.e., before after-hours trading begins) on the date in question on the Stock Exchange serving as the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such Stock Exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

      "Offering Period" shall mean the period during which shares of Common Stock shall be offered for purchase under the Plan as described in Section 5.

      "Participant" shall mean any Eligible Employee of a Participating Employer who is actively participating in the Plan.

      "Participating Employer" shall mean the Company and each of its Company Affiliates as of the Effective Date. Each corporation that becomes a Company Affiliate after the Effective Date shall automatically become a Participating Employer effective as of the start date of the first Offering Period coincident or next following the date on which it becomes such Company Affiliate, unless the Plan Administrator determines otherwise prior to the start date of such Offering Period. Any corporation that ceases as a Company Affiliate after the Effective Date shall automatically cease as a Participating Employer on the date it no longer qualifies as a Company Affiliate.
      "Plan" shall mean The Pep Boys - Manny, Moe & Jack Employee Stock Purchase Plan, as set forth in this document, and as amended from time to time.
      "Plan Administrator" shall mean the Benefits Committee or such other committee as the Board subsequently appoints for purposes of administering the Plan.
      "Purchase Date" shall mean the last business day of each Offering Period.
      "Stock Exchange" shall mean the New York Stock Exchange or such successor national securities exchange that serves as the primary market for the Common Stock.
    ADMINISTRATION OF THE PLAN

    The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan. As a condition of participating in the Plan, all Participants must acknowledge, in writing or by completing the enrollment forms to participate in the Plan, that all decisions and determinations of the Plan Administrator shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under the Plan on behalf of the Participant. The Plan Administrator may delegate its ministerial duties to one or more subcommittees or to a third party administrator, as it deems appropriate.

    STOCK SUBJECT TO PLAN
      Number of Shares. Subject to adjustment as described below, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan is [2,000,000] shares. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired shares of Common Stock, including shares of Common Stock purchased on the open market.
      Adjustment. If there is any change in the number or kind of shares of Common Stock by reason of any stock split or reverse stock split, stock dividend, spinoff, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any Purchase Date, and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right, in order to prevent the dilution or enlargement of benefits thereunder. The adjustments shall be made in such manner as the Plan Administrator deems appropriate and such adjustments shall be final, binding and conclusive.
    OFFERING PERIODS
      Limitations. Shares of Common Stock shall be offered for purchase under the Plan through a series of consecutive Offering Periods until such time as the Plan terminates as set forth in Section 10(b).
      Duration of Offering Period. Each Offering Period shall be of such duration (not to exceed twenty-seven months) as shall be determined by the Plan Administrator prior to the beginning of such Offering Period. Unless the Plan Administrator determines otherwise before the beginning of the Offering Period, Offering Periods shall commence at three-month intervals on the first day of each January, April, July and October (or the next business day, if such date is not a business day) over the term of the Plan, and each Offering Period shall last for three months, ending on the last day of March, June, September and December, as the case may be (or the next business day, if such date is not a business day). Accordingly, four separate Offering Periods shall commence in each calendar year during which the Plan remains in existence, unless the Plan Administrator determines otherwise. The first Offering Period under the Plan shall commence on October 3, 2011.
      Plan Administrator Discretion. Notwithstanding the foregoing, the Plan Administrator may establish shorter or longer Offering Periods, before the beginning of the applicable Offering Period, as the Plan Administrator deems appropriate.
    ELIGIBILITY
      Commencement of Participation. Each individual who is an Eligible Employee on the start date of any Offering Period under the Plan may enter that Offering Period on such start date.
      Limitation on Participation. Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any Company Affiliate.
      Enrollment Forms. In order to participate in the Plan for a particular Offering Period, an Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designee) at such time prior to the beginning of that Offering Period, as determined by the Plan Administrator. An Eligible Employee who is actively participating in the Plan shall automatically be enrolled as a Participant for the next Offering Period, unless the Eligible Employee elects otherwise by filing the appropriate form with the Plan Administrator (or its designee) at such time prior to the beginning of the next Offering Period as determined by the Plan Administrator.
    PAYROLL DEDUCTIONS
      Elections. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an Offering Period may be any multiple of one percent (1%) of the Cash Compensation paid to the Participant during each Offering Period, up to a maximum of ten percent (10%) of Cash Compensation, unless the Plan Administrator determines otherwise. The deduction rate so authorized shall continue in effect throughout the Offering Period, except to the extent such rate is changed in accordance with the following guidelines:
        The Participant may, at any time during the Offering Period, reduce his or her rate of payroll deduction to become effective as soon as administratively possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one such reduction per Offering Period.
        Prior to the commencement of any new Offering Period, a Participant may increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) of Cash Compensation maximum, unless the Plan Administrator determines otherwise) shall become effective on the start date of the first Offering Period following the filing of such form.
      Commencement. Payroll deductions shall begin on the first pay day as of which commencement is administratively feasible following the beginning of the Offering Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that Offering Period. The amounts so collected shall be credited to a book account established on the Company's records for the Participant. No interest shall accrue on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.
      Cessation of Payroll Deductions. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.
      No Requirement to Purchase. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different Offering Period.
    PURCHASE RIGHTS
      Grant of Purchase Rights. A Participant shall be granted a separate purchase right for each Offering Period in which he or she is enrolled. The purchase right shall be granted on the start date of the Offering Period and shall provide the Participant with the right to purchase shares of Common Stock, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.
      Exercise of the Purchase Right. Each purchase right shall be automatically exercised on the Purchase Date for the Offering Period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on the Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Offering Period to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.
      Purchase Price. Unless the Plan Administrator determines otherwise prior to the beginning of the Offering Period, the purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date shall be equal to eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the Purchase Date. The Plan Administrator may change the purchase price prior to the beginning of an Offering Period, provided that the purchase price may not be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the Offering Period or (ii) the Fair Market Value per share of Common Stock on the Purchase Date.
      Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Offering Period by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock that may be purchased by a Participant on any one Purchase Date shall not exceed 10,000 shares, subject to adjustment as described in Section 4(b) and the accrual limitation under Article 9 below. The Plan Administrator shall have the discretionary authority, exercisable prior to the start of any Offering Period, to increase or decrease the limitations to be in effect for the number of shares that may be purchased by a Participant on each Purchase Date, subject to the accrual limitation under Article 9 below.
      Excess Payroll Deductions. Any payroll deductions that are not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant shall be promptly refunded.
      Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Article 9, precluded from purchasing additional shares of Common Stock on a Purchase Date, then no further payroll deductions shall be collected from such Participant with respect to that Purchase Date. Payroll deductions shall automatically resume on behalf of the Participant at the beginning of the first Offering Period in which the Participant can again participate, unless terminated by the Participant as provided in Section 8(g) below.
      Withdrawal from Offering Period. The following provisions shall govern the Participant's withdrawal from an Offering Period:
        A Participant may withdraw from the Offering Period in which he or she is enrolled at any time prior to the Purchase Date (or by such other date as the Plan Administrator determines) by filing the appropriate form with the Plan Administrator (or its designee) within the time period required by the Plan Administrator prior to the Purchase Date (or such other date as the Plan Administrator determines), and no further payroll deductions shall be collected from the Participant with respect to that Offering Period. Any payroll deductions collected during the Offering Period in which such withdrawal occurs shall, at the Participant's election, be promptly refunded or held for the purchase of shares on the Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant during the Offering Period in which such withdrawal occurs shall be promptly refunded.
        The Participant's withdrawal from an Offering Period shall be irrevocable, and the Participant may not subsequently rejoin that Offering Period at a later date. In order to resume participation in any subsequent Offering Period, the individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the beginning of that Offering Period.
      Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:
        If a Participant ceases to be an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, the Participant's purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Offering Period in which the purchase right so terminates shall be promptly refunded to the Participant.
        If a Participant ceases to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable at any time prior to the Purchase Date (or by such other date as the Plan Administrator determines), to (A) withdraw all the payroll deductions collected to date on his or her behalf for that Offering Period or (B) have such funds held for the purchase of shares on his or her behalf on the Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant is provided with reemployment rights by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period will be treated as a new Eligible Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled start date into the applicable Offering Period.
      Change of Control. Unless the Plan Administrator determines otherwise prior to the beginning of the Offering Period, immediately prior to the effective date of any Change of Control, each outstanding purchase right shall automatically be exercised by applying the payroll deductions of each Participant for the Offering Period in which the Change of Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to (unless the Plan Administrator determines otherwise prior to the beginning of the particular Offering Period) 85% of the Fair Market Value per share of Common Stock immediately prior to the effective date of the Change of Control. The applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase. The Company shall use its reasonable efforts to provide at least ten days' prior written notice of the occurrence of any Change of Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change of Control.
      Proration of Purchase Rights. If the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such Participant, shall be promptly refunded.
      Assignability. A purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.
      Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.
      ESPP Brokerage Account. The shares of Common Stock purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm. The account will be known as the ESPP Brokerage Account. Unless the Plan Administrator determines otherwise, the following policies and procedures shall be in place for any shares deposited into the Participant's ESPP Brokerage Account until those shares have been held for the requisite period necessary to avoid a disqualifying disposition under U.S. federal tax laws:
        Unless the shares are sold, the shares must be held in the ESPP Brokerage Account until the later of the following two periods: (x) the end of the two-year period measured from the start date of the Offering Period in which the shares were purchased and (y) the end of the one-year period measured from the actual Purchase Date of those shares.
        Unless the shares are sold, the deposited shares shall not be transferable (either electronically or in certificate form) from the ESPP Brokerage Account until the required holding period for those shares is satisfied. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. After the required holding period, the shares may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.
        The foregoing procedures shall not in any way limit when the Participant may sell his or her shares. These procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Brokerage Account. In addition, the Participant may request a stock certificate or share transfer from his or her ESPP Brokerage Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account for use as collateral for a loan, unless those shares have been held for the required holding period.
        The foregoing procedures shall apply to all shares purchased by the Participant under the Plan, whether or not the Participant continues in employee status.
    ACCRUAL LIMITATIONS
      Dollar Limitation. Notwithstanding anything in the Plan to the contrary, no Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent that such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code section 423) of the Company or any Company Affiliate, would otherwise permit the Participant to purchase more than twenty-five thousand dollars ($25,000) worth of stock of the Company or any Company Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year in which such rights are at any time outstanding.
      Application of Dollar Limitation. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall apply:
        The right to acquire Common Stock under each outstanding purchase right shall accrue on each Purchase Date on which such right remains outstanding.
        No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to twenty-five thousand dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year in which such rights were at any time outstanding.
        If a purchase right is outstanding in more than one calendar year, then Common Stock purchased pursuant to the exercise of such purchase right shall be applied first, to the extent allowable under this Article, against the $25,000 limitation for the earliest year in which the purchase right was outstanding, then against the $25,000 limitation for each succeeding year, in order.
      Refund. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Offering Period, then the payroll deductions that the Participant made during that Offering Period with respect to such purchase right shall be promptly refunded.
      Conflict. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.
    EFFECTIVE DATE AND TERM OF THE PLAN
      Effective Date. The Plan was adopted by the Board on March 29, 2011, and shall become effective at the Effective Date, provided that no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be purchased hereunder, until (i) the Plan shall have been approved by the shareholders of the Company and (ii) the Company shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any Stock Exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation have been met. In the event such stockholder approval is not obtained at the 2011 Annual Shareholders Meeting, or such compliance is not effected, the Plan shall terminate and have no further force or effect.
      Term. Unless sooner terminated by the Board, the Plan shall terminate upon the first to occur of (i) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (ii) the date on which all purchase rights are exercised in connection with a Change of Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.
    AMENDMENT AND TERMINATION
      Amendment; Termination. The Board may alter, amend, suspend or terminate the Plan at any time, to become effective immediately following the close of any Offering Period. In the event of Plan termination, any outstanding payroll deductions that are not used to purchase Common Stock on a Purchase Date pursuant to the Plan shall be promptly refunded to such Participants.
      Stockholder Approval. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Company's shareholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company's capitalization, (ii) if required to do so under Code section 423 or (iii) if required to do so under applicable Stock Exchange requirements.
    GENERAL PROVISIONS

      Death. In the event of the death of a Participant, the Company shall deliver any shares of Common Stock, cash or both shares of Common Stock and cash held for the benefit of Participant to the executor or administrator of the estate of the Participant.

      Expenses. All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.
      No Right of Employment. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Company Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Company Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.
      Withholding. If and to the extent that any stock purchases or sales under this Plan are subject to federal, state or local taxes, the Company is authorized to withhold all applicable taxes from shares issuable under the Plan or from other compensation payable to the Participant.
      Transferability. Neither payroll deductions credited to a Participant nor any rights with regard to the exercise a purchase right under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 8(g).
      Voting. The Participant shall have no voting rights in shares that he or she may purchase pursuant to the Plan until such shares of Common Stock have actually be purchased by the Participant.
      Governing Law. The validity, construction, interpretation and effect of the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

Dated: June 15, 2011 /s/THE PEP BOYS - MANNY, MOE & JACK